  As filed with the Securities and Exchange Commission on September 10, 1998

                                                       Registration No. 33-98400


                       SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549

                                   FORM S-3/A
                        POST-EFFECTIVE AMENDMENT NO. ONE
                                       TO
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933

                     ADVANCED DEPOSITION TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)

                    Delaware                     04-2865714
         (State or other jurisdiction of       (I.R.S. Employer
         incorporation or organization)        Identification No.)

                         580 Myles Standish Boulevard
                         Taunton, Massachusetts  02780
                                (508) 823-0707
     (Address, including zip code, and telephone, including area code, of registrant's principal executive offices)

                   Glenn J. Walters, Chairman of the Board,
               Chief Executive Officer, President and Treasurer
                    Advanced Deposition Technologies, Inc.
                         580 Myles Standish Boulevard
                         Taunton, Massachusetts  02780
                                (508) 823-0707
      (Name, address, including zip code, and telephone number, including area code, of agent for service)

          Approximate date of commencement of proposed sale to public: As soon as practicable after the effective date of this Registration Statement.

          If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. [ ]

                    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                  DEREGISTRATION OF WARRANTS AND COMMON STOCK

          The Registrant hereby deregisters the following securities that were previously registered pursuant to this Registration Statement: (i) 1,044,358 Class B Redeemable Common Stock Purchase Warrants (the "Class B Warrants"),
(ii) 1,044,358 shares of the Registrant's Common Stock, $0.01 par value per share (the "Common Stock") underlying the Class B Warrants and (iii) 27,517 shares of the Registrant's Common Stock underlying the Registrant's redeemable common stock purchase warrants issued in connection with the Registrant's initial public offering completed on September 17, 1993 (the "IPO Warrants"). The Registrant hereby seeks to deregister the 1,044,358 Class B Warrants, the 1,044,358 shares of Common Stock underlying the Class B Warrants as well as the 27,517 shares of Common Stock underlying the IPO Warrants because the outstanding Class B Warrants and the outstanding IPO Warrants expired on July 31, 1998 and March 8, 1997, respectively. As a result of this deregistration, the total number of shares registered pursuant to this Registration Statement is 1,528,125.

                                  SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Massachusetts on September 10, 1998.


                     ADVANCED DEPOSITION TECHNOLOGIES, INC.

                            By: /s/ GLENN J. WALTERS
                                Glenn J. Walters
                                Chairman of the Board,
                                Chief Executive Officer,
                                President and Treasurer

          Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Signatures                    Title                                          Date
/s/ Glenn J. Walters          Chairman of the Board, Chief Executive         September 10, 1998
_______________________       Officer, President and Treasurer (principal
Glenn J. Walters              executive officer)


/s/ Mark R. Thomas            Chief Financial Officer, Secretary and         September 10, 1998
_______________________       Director (principal financial and accounting
Mark R. Thomas                officer)

/s/ John J. Moroney
_______________________       Director                                       September 10, 1998
John J. Moroney

/s/ Charles R. Buffler
_______________________       Director                                       September 10, 1998
Charles R. Buffler

/s/ Robert M. Pozzo
_______________________       Director                                       September 10, 1998
Robert M. Pozzo

/s/ Alexander P. Boxall
_______________________       Director                                       September 10, 1998
Alexander P. Boxall